SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

|_|   Preliminary proxy statement

|X|   Definitive proxy statement

|_|   Definitive additional materials

|_|   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        MERCHANTS NEW YORK BANCORP, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                       Karen L. Deitz, Corporate Secretary
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

|_|   No fee required.

|_| Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

            --------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

      (5)   Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials:

      --------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

            --------------------------------------------------------------------

      (2)   Form, schedule or registration statement no.:

            --------------------------------------------------------------------

      (3)   Filing party:

            --------------------------------------------------------------------

      (4)   Date filed:

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

                                                          March 24, 2000

To Our Shareholders:

       On behalf of our Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Merchants New York Bancorp. This Annual Meeting will be held at 12:00 o'clock, local time, on Tuesday, May 2, 2000, at The Harmonie Club, 4 East 60th Street, New York, NY 10022. The formal notice of the meeting is attached hereto.

       The Proxy Statement describes matters that we expect will be acted upon at the meeting. The shareholders who are present will have the opportunity to ask questions.

       Our Company has performed very well having shown record results for the past twenty-nine consecutive quarters and six years in a row of record earnings.

       Dividends paid to our stockholders have kept pace with our performance. "The Good Old Bank" has paid 266 consecutive quarterly cash dividends since they commenced in 1932. We also have increased our payout 47 times since 1950, most recently in 1999. This is a record very few companies in America can match.

       We are gratified by our shareholders' continued interest in the Company and pleased that in the past so many of you have voted your shares in person or by proxy. We hope you will continue to do so and urge you to return your proxy card as soon as possible.


                                                      Cordially yours,

                                                      /s/ Spencer B. Witty
                                                      --------------------------
                                                      Spencer B. Witty
                                                      Chairman of the Board

                           Merchants New York Bancorp
                               275 Madison Avenue
                            New York, New York 10016
                                 (212) 973-6600

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 2, 2000

                           --------------------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Merchants New York Bancorp, Inc. (the "Company"), the holding company for The Merchants Bank of New York (the "Bank"), will be held on Tuesday, May 2, 2000, at 12 o'clock Noon, local time.

      The location of the Meeting will be The Harmonie Club, 4 East 60th Street, New York, 10022. The Meeting will be held for the following purposes:

      1. To elect thirteen directors to serve until the next Annual Meeting of Stockholders and/or until their successors are elected and qualified; and

      2. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed March 24, 2000, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the Meeting or any adjournments or postponements thereof.

                                           By order of the Board of Directors

                                           /s/ Spencer B. Witty
                                           -------------------------------------
                                           Spencer B. Witty
                                           Chairman of the Board

                                           /s/ James G. Lawrence
                                           -------------------------------------
                                           James G. Lawrence
                                           President and Chief Executive Officer

                                           /s/ Karen L. Deitz
                                           -------------------------------------
                                           Karen L. Deitz
                                           Corporate Secretary

NEW YORK, NEW YORK
March 24, 2000

      YOU ARE CORDIALLY INVITED TO ATTEND THIS MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. IF YOU WILL BE UNABLE TO BE PRESENT AT THE MEETING OR EVEN IF YOU ANTICIPATE THAT YOU WILL ATTEND, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE WITHOUT DELAY. YOU WILL BE MOST WELCOME AT THE MEETING AND MAY THEN VOTE IN PERSON IF YOU SO DESIRE, EVEN THOUGH YOU MAY HAVE EXECUTED AND RETURNED THE PROXY. ANY STOCKHOLDER WHO EXECUTES SUCH A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED. YOUR PROMPT RETURN OF YOUR PROXY WILL HELP AVOID THE COST OF FURTHER SOLICITATIONS. FOR CERTAIN ADDITIONAL FINANCIAL INFORMATION, AVAILABLE WITHOUT CHARGE, YOU MAY CONTACT KAREN l. DEITZ AT THE COMPANY OR CALL (212) 973-6600.

                           Merchants New York Bancorp
                               275 Madison Avenue
                            New York, New York 10016
                                 (212) 973-6600

                           --------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 2, 2000

                           --------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

      General

      This statement is furnished in connection with the solicitation by the Board of Directors of Merchants New York Bancorp, Inc. (the "Company"), holding company for The Merchants Bank of New York (the "Bank"), of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") of the Company on Tuesday, May 2, 2000, and any adjournments or postponements thereof.

      The location and time of the Meeting will be The Harmonie Club, 4 East 60th Street, New York, New York 10022, at 12 o'clock Noon, local time. The Meeting will be held for the following purposes:

      1. To elect thirteen directors to serve until the next Annual Meeting of Stockholders and/or until their successors are elected and qualified; and

      2. To transact such other business as may properly come before the Meeting or any adjournments thereof.

      This proxy statement, the accompanying notice of annual meeting and proxy and the Company's annual report to stockholders containing the Company's financial statements for the year ended December 31, 1999 are being mailed to stockholders on or about March 29, 2000.

      Record Date and Principal Stockholders

      Stockholders of record at the close of business on March 24, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. On the Record Date, the Company had outstanding and entitled to vote 18,865,640 shares of common stock, par value $.001 per share (the "Common Stock"). For information regarding security ownership by management and certain other holders of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

      Revocability of Proxies

      A proxy is enclosed for use at the Meeting. Each stockholder is urged to complete and return the enclosed proxy immediately, even if attendance in person at the Meeting is anticipated. The proxy may be revoked by the stockholder at any time before it is voted by delivering to the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date. Any proxy may also be revoked by (i) the stockholder's attendance at the Meeting, and (ii) voting in person. The presence of a stockholder at the Meeting will not automatically revoke that stockholder's proxy.

      Voting and Solicitation

      Proxies properly executed and received in time to be duly presented at the Meeting will be voted in accordance with the stockholder's directions. Properly executed proxies not marked to indicate any desired vote will be voted FOR the election of the nominees for directors named below. If any other matters are properly brought before the Meeting, the persons named in the accompanying proxies will vote the shares represented by such proxies on such matters as instructed by the Board of Directors of the Company, who have instructed the proxies to vote in accordance with the proxies' own best judgment in the absence of express instruction from the Board.

      The expense of preparing, printing, and mailing this proxy statement and the proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors and officers of the Bank in person or by telephone or telegram. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with Securities and Exchange Commission (the "SEC") regulations, in sending this proxy statement and proxies to the beneficial owners of its Common Stock.

      Quorum, Abstentions and Broker Non-Votes

      The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Company's Common Stock is necessary to constitute a quorum. Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees that are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "broker non-vote") for voting on some or all other matters.

       Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting other than the election of directors. In the election of directors, each share is entitled to cast one vote for each director to be elected. Directors of the Company shall be elected by a plurality of votes cast at the Meeting. The holders of Common Stock may not vote their shares cumulatively for election of directors. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for the election of directors. All other matters to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Therefore, abstentions will have the same effect as votes against the proposals on such matters. Broker non-votes, however, will be deemed shares not present to vote on such matters, and therefore will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.

        INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Company's Board of Directors met on twelve occasions in 1999. The Bank's Board of Directors generally meets monthly at the same time as the Company's Board of Directors. Each Director of the Company attended at least 92% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which each served. The Board of Directors has standing executive, audit, compensation and option, planning and nominating committees described below.

      Executive Committee. The Executive Committee consists of the following directors: Charles J. Baum (Chairman), Spencer B. Witty, Rudolf H. Hertz, James
G. Lawrence, William J. Cardew, Charles I. Silberman and Robinson Markel. The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee meets as necessary, and all actions of the Executive Committee are reported at the next Board of Directors meeting.

      Nominating Committee. The Nominating Committee consists of the following directors: Robinson Markel (Chairman), Spencer B. Witty and Rudolf H. Hertz. The Nominating Committee meets annually to interview and recommend nominees for election as Directors of the Company. The Nominating Committee will consider nominees for the Board recommended by stockholders in accordance with the Company's By-laws.

      Audit Committee.  The Audit Committee consists of the following directors:
Alan Mirken (Chairman), Charles J. Baum, Robinson Markel and Charles I. Silberman. The Audit Committee recommends outside auditors, approves overall audit scope, reviews adequacy of internal control systems, reviews annual financial statements and audit reports thereon and directs special investigations for the Board. The Audit Committee met eleven times during 1999.

      Compensation and Option Committee. The Compensation and Option Committee consists of Charles J. Baum, (Chairman), Robinson Markel, Paul Meyrowitz, Alan Mirken, Mitchell J. Nelson, Leonard Schlussel, Charles I. Silberman and Marcia Toledano. The Compensation and Option Committee reviews and determines the compensation of the Bank's executive officers, and recommends the granting of options on Company Common Stock to eligible employees pursuant to the Company's Stock Option Plan. See "Compensation and Option Committee Report on Executive Officer Compensation".

      Planning Committee. The Planning Committee consists of the following directors: Charles I. Silberman (Chairman), Charles J. Baum, Robinson Markel, Paul Meyrowitz, Alan Mirken, Mitchell J. Nelson, Leonard Schlussel and Marcia Toledano. The Planning Committee has been formed to address, with the assistance of senior management as required, strategic planning issues for growth of the Bank and expansion of its business opportunities.

      In addition to executive and audit committees with the same members and purposes as described above, the Board of Directors of the Bank has additional standing committees, with the functions and membership described below:

      Community Reinvestment Act Committee. The Community Reinvestment Act Committee consists of the following directors: Leonard Schlussel (Chairman), Spencer B. Witty, and William J. Cardew. The Community Reinvestment Act Committee is responsible for monitoring the Bank's compliance with its Community Reinvestment Act responsibilities.

      Directors' Examining Committee. The Directors' Examining Committee consists of the following directors: Leonard Schlussel, Alan Mirken and Charles
I. Silberman. The Directors' Examining Committee meets with the Bank's auditors to discuss and review the condition of the Bank's loan portfolio and other matters as required by the New York State Banking Department.

      Conflict of Interest Committee. The Conflict of Interest Committee consists of the following directors: Paul Meyrowitz (Chairman), Robinson Markel, Rudolf H. Hertz, Charles J. Baum and Spencer B. Witty. The Conflict of Interest Committee resolves actual or potential conflicts of interest between the interests of the Bank's employees and those of the Bank.

      Investment Committee. The Investment Committee consists of the following directors: Spencer B. Witty (Chairman), Rudolf H. Hertz, James G. Lawrence, William J. Cardew and Eric W. Gould. The Investment Committee formulates investment strategies and programs for the Bank that are then presented to the Board for approval.

      Asset and Liability Committee. The Asset and Liability Committee consists of the following directors: William J. Cardew (Chairman), Spencer B. Witty, James G. Lawrence, Rudolf H. Hertz, Eric W. Gould and Charles I. Silberman (alternate: Mitchell J. Nelson). The Asset and Liability Committee is responsible for managing the interest rate risk between the Bank's assets and liabilities to maximize income, as well as providing for adequate liquidity to meet loan demand and deposit withdrawals.

      Directors' Compensation

      During 1999, the Company paid Directors' fees of $1,000 for each Board meeting attended through March, and $2,000 per meeting attended during the rest of the year, to each director. Outside directors serving on Board committees received additional compensation for that service. Members of the Executive Committee, the Audit Committee and the Community Reinvestment Act Committee each received $2,000 per year; members of the Directors' Examining Committee and the Compensation and Option Committee each received $1,000 per year, and members of the Asset and Liability Committee each received $1,000 per meeting. In addition to the foregoing fees each person who was an outside director at the end of 1999 and who attended a minimum of ten meetings of the Board in that year received a stipend of $10,000. The outside directors of the Company include all directors other than Messrs. Witty, Lawrence, Cardew and Gould. Each of the outside directors received the stipend for 1999.

      The Company has adopted a pension plan for members of the Board of Directors (the "Directors' Plan"). Under the Directors' Plan, all Directors of the Company are eligible to receive an annual benefit commencing upon termination of service as a Director. The annual benefit is equal to 80% of the average annual compensation the Director received from the Company over the two complete years prior to retirement. The annual benefit will be payable commencing at retirement and continuing for fifteen years or for the length of time the Director had served on the Board prior to retirement, whichever is less.

                              ELECTION OF DIRECTORS

      The Directors are elected annually by the stockholders. At the Meeting, thirteen directors are to be elected to serve until the next Annual Meeting of Stockholders and/or until their successors are elected and qualified. Unless otherwise directed, proxies will be voted FOR the nominees listed in this Proxy

Statement; or, if any of the nominees should be unable or unwilling to serve as a director, an event that is not anticipated, proxies will be voted FOR substitute nominees designated by the Board of Directors.

      Each nominee is presently a Director of the Company. For each nominee there follows certain biographical information, including age as of the date of this proxy statement and a brief listing of principal occupation or employment of each during the past five years. For detailed information with respect to the Common Stock ownership of each of the nominees, see the table in the section of this Proxy Statement captioned "Security Ownership of Certain Beneficial Owners and Management."

CHARLES J. BAUM

Age: 71

      Mr. Baum has been a Director of the Bank since 1976 and a Director of the Company since it became the Bank's holding company. He has been the President of Baum Brothers Imports, Inc., importers of porcelain dinnerware, for approximately 21 years, and President of Essex Manufacturing Co., Inc., manufacturers and importers of rainwear and umbrellas, since 1978. He has also been the President of Azal Sales Corp., import agents of general merchandise, since 1958.

WILLIAM J. CARDEW

Age: 73

      Mr. Cardew has been the Vice Chairman of the Board of Directors of the Company and the Bank since 1997, Chief Operating Officer of the Bank from 1985 to 1996 and Chief Operating Officer of the Company since it became the Bank's holding company. He was also the Executive Vice President of the Bank from 1985 to 1996 and of the Company since it became the Bank's holding company.

ERIC W. GOULD

Age: 31

      Mr. Gould has served as a director of the Company since 1997 and of the Bank since the following year. He has been employed by the Bank since 1990. He became Assistant Treasurer of the Bank in 1993, Treasurer of the Bank and the holding company in 1996, Vice President in 1997, Senior Vice President in 1998, and Executive Vice President in January 2000.

RUDOLF H. HERTZ

Age: 83

      Mr. Hertz has served as the Vice Chairman of the Board of Directors of the Company since it became the Bank's holding company. From 1962 until September 1998, and since September 1999, he has served as a Director of the Bank. From 1978 to 1985 he served as President and Chief Executive Officer, and from 1985 to April 1999 as Vice Chairman, of the Bank. Since May 1999 he has been a consultant to the Bank.

JAMES G. LAWRENCE

Age: 57

      Mr. Lawrence has been the President and Chief Executive Officer of the Bank since 1985, a Director of the Bank since 1984 and a Director of the Company since it became the Bank's holding company.

ROBINSON MARKEL

Age: 65

      Mr. Markel has been a Director of the Bank since 1974 and of the Company since it became the Bank's holding company. He is an attorney and has been a member of the law firm of Rosenman & Colin LLP since February 1998. From May 1995 to February 1998 he was a member of the law firm of Piper & Marbury L.L.P., and for more than twenty-one years prior to that time he was a member of the law firm of Milgrim Thomajan & Lee P.C. and its successor firms Varet Marcus & Fink P.C. and Marcus Montgomery Wolfson P.C.

PAUL MEYROWITZ

Age: 83

      Mr. Meyrowitz has been a Director of the Bank since 1981 and of the Company since it became the Bank's holding company. He is an attorney and has been a senior partner of the law firm Simon, Meyrowitz and Meyrowitz LLP and its predecessor firm for over fifty years and has been counsel to the Bank since 1961.

ALAN MIRKEN

Age: 70

      Mr. Mirken has been a Director of the Bank since 1984 and of the Company since it became the Bank's holding company. From 1979 until 1988, Mr. Mirken was the President of Crown Publishing Group. From October 1988 until January 1990, he was the Vice Chairman of Random House Inc., and from March 1990 to December 1994 he was the Executive Vice President--Associate Publisher for Abbeville Press. Since January 1995, Mr. Mirken has been President of Aaron Publishing Group, Inc.

MITCHELL J. NELSON

Age: 52

      Mr. Nelson has been a Director of the Bank since 1992 and of the Company since it became the Bank's holding company. He is an attorney presently of counsel to the law firm of Salans, Hertzfeld, Heilbrunn, Christy & Viener having formerly been of counsel to Proskauer Rose Goetz & Mendelsohn from May 1992 to June 1994, and previously a partner with the law firm of Wien, Malkin & Bettex for more than ten years. He is also a principal in Atlas Partners, L.P., a real estate consulting firm, and President of Atlas Real Estate Funds, Inc., a private investment firm.

LEONARD SCHLUSSEL

Age: 70

      Mr. Schlussel has been a Director of the Bank since 1981 and of the Company since it became the Bank's holding company. He has been President of Wellbilt Equipment Corp., builders of restaurants, since 1990, and its Secretary for over twenty years. Mr. Schlussel is also a partner in several real estate ventures and has been a partner in Keybro Enterprises, a financial enterprise, for over thirty years.

CHARLES I. SILBERMAN

Age: 51

      Mr. Silberman has been a Director of the Bank since 1989 and of the Company since it became the Bank's holding company. He has also served as Vice Chairman of the Company since May 1995. He has been the President and Chairman of the Board of S. Parker Hardware Manufacturing Corp., importer and manufacturer of builders' hardware, since June 1989.

MARCIA TOLEDANO

Age: 50

      Ms. Toledano has served as a Director of the Company and the Bank since 1999. She is a Senior Vice President of both 990 G.P. Corp., a realty firm, and Bermaha Textile Co., a textile exporter, for more than five years. She also serves as chief executive and financial administrator of a family medical practice.

SPENCER B. WITTY

Age: 85

      Mr. Witty has been the Chairman of the Board of Directors of the Bank since 1976, a Director of the Bank since 1967 and the Chairman of the Board of Directors and a Director of the Company since it became the Bank's holding company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Information regarding the ownership of the Company's outstanding Common Stock as of February 1, 2000 by the Company's directors, and by all directors and executive officers of the Company as a group, is shown in the following table. The Company's management is not aware that any person or group not connected with management beneficially owns more than 5% of the Company's Common Stock.

                                                                   Number of Shares which  Percentage of
                                         Number of Shares owned        may be acquired      outstanding
         Name(1)                        as of February 1, 2000(2)     within 60 days(3)      Shares(4)
         -------                        -------------------------     -----------------      ---------
Charles J. Baum                                124,368(5)                     0                 *
William J. Cardew                              117,640(6)                     0                 *
Eric W. Gould                                  372,940(7)                 2,000                1.98
Rudolf H. Hertz                                410,416(8)                     0                2.17
James G. Lawrence                              301,756(9)                 8,500                1.64
Robinson Markel                                419,110(10)                    0                2.21
Paul Meyrowitz                                  42,100(11)                    0                 *
Alan Mirken                                    122,912(12)                    0                 *
Mitchell J. Nelson                             256,656(13)                    0                1.35
Leonard Schlussel                              426,816(14)                    0                2.25
Charles I. Silberman                           520,000(15)                    0                2.74
Marcia Toledano                                523,576(16)                    0                2.76
Spencer B. Witty                             1,682,210(17)               38,000                9.06
All Directors and Executive Officers
   as a Group (13 persons)                   4,474,376(18)               48,500               23.80

----------
*     Less than 1%.

(1) The address of each beneficial owner is c/o The Merchants Bank of New York, 275 Madison Avenue, New York, New York 10016.

(2) Share totals in each line of this column reflect all shares identified in the relevant footnote.

(3)   Represents  shares  subject to options  granted  under the Company  Option
      Plan.

(4) Percentage computations are made as follows: The sum of each nominee's shares shown in the second column plus shares shown in the third column (if any) is divided by the sum of (i) the 18,956,504 shares (excluding treasury shares) outstanding on February 1, 2000 plus (ii) shares shown in the third column for that nominee (if any). Except as otherwise noted below, each nominee has sole voting and investment power over the shares listed opposite his or her name.

(5)   Includes (i) 51,400 shares owned  directly and  beneficially  by Mr. Baum,
      (ii) 23,088 shares owned by Azal Sales Corp., of which Mr. Baum is the sole shareholder, (iii) 44,544 shares owned by Azal Sales Corp.'s
      Retirement Pension Plan, of which Mr. Baum is a trustee, and (iv) 5,336 shares owned by Mr. Baum's spouse. Mr. Baum disclaims beneficial ownership of the shares owned by his spouse.

(6)   Includes  83,496 shares owned directly and  beneficially by Mr. Cardew and
      34,144  shares  owned  by  Mr.  Cardew's  spouse.   Mr.  Cardew  disclaims
      beneficial ownership of the shares owned by his spouse.

(7) Includes (i) 400 shares owned directly and beneficially by Mr. Gould, (ii) 400 shares owned by him as custodian for his minor child, (iii) 268,428 shares owned by trusts for which Mr. Gould is a co-trustee with Mr. Witty,
      (iv) 70,352 shares owned by the Employees' Retirement Plan of the Bank for which Mr. Gould is a co-trustee with Messrs. Witty and Hertz, and (v) 33,360 shares owned by Mr. Gould's mother which Mr. Gould has power to vote pursuant to a power of attorney. Mr. Gould has shared voting and investment power over the shares owned by the trusts for which he is a co-trustee and the shares owned by the Employees' Retirement Plan. Mr. Gould disclaims beneficial ownership of the shares owned by the trusts of which he is a co-trustee, the shares held by the Employees' Retirement Plan (other than those that may be attributable to him as a result of his interest in the Plan), and the shares owned by his mother.

(8)   Includes (i) 71,420 shares owned directly and  beneficially  by Mr. Hertz,
      (ii) 288 shares owned by Mr. Hertz jointly with his spouse, (iii) 14,944 shares owned by Mr. Hertz's spouse, (iv) 57,476 shares owned by trusts for which Mr. Hertz, but no other person who is an officer or director of the Company, is trustee, (v) 195,936 shares owned by trusts for which Mr. Hertz is a co-trustee with Mr. Witty, and (vi) 70,352 shares owned by the Employees' Retirement Plan of the Bank for which Mr. Hertz is a co-trustee with Messrs. Witty and Gould. Mr. Hertz has shared voting and investment power over the shares owned by the trusts for which he is a co-trustee and the shares held by the Employees' Retirement Plan. Mr. Hertz disclaims beneficial ownership of the shares owned by his spouse, the shares owned by the trusts of which he is a co-trustee, and the shares held by the Employees' Retirement Plan (other than those that may be attributable to him as a result of his interest in the Plan).

(9)   Includes  (i)  188,132  shares  owned  directly  and  beneficially  by Mr.
      Lawrence, (ii) 12,000 shares owned by his spouse, (iii) 72,224 shares owned by family members which Mr. Lawrence has the power to vote pursuant to a proxy, and (iv) 29,400 shares owned by an estate which Mr. Lawrence has sole voting and investment power over as executor of the estate. Mr. Lawrence disclaims beneficial ownership of the shares owned by his spouse and by the estate.

(10)  Includes (i) 68,296 shares owned directly and  beneficially by Mr. Markel,
      (ii) 11,126 shares owned by Mr. Markel's spouse (3,480 directly by her and 7,646 as custodian for their minor child), (iii) 58,888 shares held by Mr. Markel's Individual Retirement Account, and (iv) 280,800 shares owned by his sister which Mr. Markel has power to vote pursuant to a power of attorney. Mr. Markel disclaims beneficial ownership of the shares owned by his spouse and his sister.

(11) Includes 27,900 shares owned directly and beneficially by Mr. Meyrowitz and 14,200 shares owned by Mr. Meyrowitz's spouse. Mr. Meyrowitz disclaims beneficial ownership of the shares owned by his spouse.

(12) Includes 116,240 shares owned directly and beneficially by Mr. Mirken and 6,672 shares owned by Mr. Mirken's spouse. Mr. Mirken disclaims beneficial ownership of the shares owned by his spouse.

(13) Includes 15,600 shares owned directly and beneficially by Mr. Nelson and 241,056 shares owned by an estate of which he, Ms. Toledano and three other persons are executors. Mr. Nelson disclaims beneficial ownership of the shares owned by the estate.

(14) Includes (i) 148,400 shares owned directly and beneficially by Mr. Schlussel, (ii) 226,842 shares owned by Mr. Schlussel jointly with his brother, (iii) 6,704 shares owned by Mr. Schlussel jointly with his spouse and (iv) 44,870 shares owned by a limited liability company. Mr. Schlussel has sole voting and investment power over all of these shares.

(15) Includes (i) 409,192 shares owned directly and beneficially by Mr. Silberman, (ii) 99,776 shares owned by Mr. Silberman's spouse, and (iii) 11,032 shares held in custodial accounts for which Mr. Silberman is the custodian. Mr. Silberman disclaims beneficial ownership of the shares owned by his spouse.

(16)  Includes (i) 8,400 shares owned directly and beneficially by Ms. Toledano,
      (ii) 16,408 shares owned by her minor child as to which Ms. Toledano disclaims beneficial ownership, (iii) 241,056 shares owned by an estate of which Ms. Toledano and Mr. Nelson are executors, as to which she disclaims beneficial ownership except to the extent that she is a beneficiary of the estate, and (iv) 257,712 shares owned by Ms. Toledano's mother which Ms. Toledano has the power to vote pursuant to a power of attorney, in which shares she disclaims beneficial ownership. Ms. Toledano has sole voting and investment power over the shares she owns directly, and shares such power with Mr. Nelson and the other co-executors as to the estate shares and with her brother and sister as to the shares owned by her mother.

(17)  Includes (i) 615,932 shares owned directly and  beneficially by Mr. Witty,
      (ii) 6,984 shares owned by Mr. Witty's spouse, (iii) 524,578 shares owned by trusts for which Mr. Witty, but no other person who is an officer or director of the Company, is trustee, (iv) 70,352 shares held by the Employees' Retirement Plan of the Bank for which Mr. Witty is a co-trustee with Messrs. Hertz and Gould, and (v) 464,364 shares owned by trusts for which Mr. Witty is co-trustee with Mr. Gould or Mr. Hertz. Mr. Witty has sole voting and investing power over the shares owned by the trusts for which he is the sole trustee, and shared voting and investment power over the shares owned by the trusts for which he is a co-trustee and the shares owned by the Employees' Retirement Plan. Mr. Witty disclaims beneficial ownership of the shares owned by his spouse, the shares owned by the trusts, and the shares owned by the Employees' Retirement Plan (other than those that may be attributable to him as a result of his interest in the
      Plan).

(18) Includes shares subject to stock options as described in the preceding footnotes.

                             EXECUTIVE COMPENSATION

      Summary Compensation Table

      The Summary Compensation Table shows the compensation for the past three years of each of the Company's five most highly compensated executive officers, including the Chief Executive Officer (the "named executive officers"). The named executive officers have received no compensation for their services to the Company; in each case the reported compensation has been paid by, and with respect to the services provided to, the Bank.

                                                       Annual Compensation
                                                 -------------------------------
Name and Principal Position                      Year      Salary       Bonus(1)
---------------------------                      ----      ------       --------
James G. Lawrence ..........................     1999      351,538      149,659
     President and                               1998      310,000      121,932
     Chief Executive Officer                     1997      310,000      121,932

Spencer B. Witty ...........................     1999      324,760      145,284
     Chairman of the Board                       1998      275,000      117,557
                                                 1997      275,000      119,245

William J. Cardew ..........................     1999      262,673      139,034
     Vice Chairman of the Board                  1998      225,000      111,307
     and Chief Operating Officer                 1997      225,000      113,117

Rudolf H. Hertz ............................     1999       95,385       87,273
     Vice Chairman of the Board                  1998      160,000       70,455
                                                 1997      160,000       72,183

Stephen A. Barrow(2) .......................     1999      160,260       48,711
     Executive Vice President                    1998      149,692       47,778
     and Chief Credit Officer                    1997      143,717       44,500

----------
(1) Includes (i) bonuses under the incentive compensation bonus plan for senior executives in 1999 and (ii) regular bonus of approximately 12.5% of salary. The regular bonus is paid to all officers of the Bank (approximately 80 persons in 1999) and historically has been a part of management compensation. The incentive compensation bonus for each of the named executive officers in 1999 was as follows: Mr. Lawrence - $110,909; Mr. Witty - $110,909; Mr. Cardew - $110,909; Mr. Hertz - $67,273; and Mr.
      Barrow $30,000. See "Compensation and Option Committee Report on Executive Officer Compensation."

(2) Mr. Barrow is not an executive officer but is included in the Summary Compensation Table as one of the Company's most highly compensated non-executive officers pursuant to the rules of the Commission.

      Pension Plans

      Employees' Retirement Plan. The Bank maintains a non-contributory, defined benefit Retirement Plan administered by the Bank for employees. The estimated annual pension benefits payable upon retirement at a normal retirement age (65) for the named executive officers are as follows:

      James G. Lawrence ......................................          $ 74,868
      Spencer B. Witty .......................................            62,070
      Rudolf H. Hertz ........................................           129,291
      William J. Cardew ......................................            45,190
      Stephen A. Barrow ......................................            28,936

      Under the Retirement Plan, the normal annual benefit payable to qualifying employees upon their retirement is based upon a formula of 1.8% of the initial $160,000 of a participant's annual compensation for each year of participation. Normal retirement age under the Retirement Plan is 65. The Retirement Plan also provides for reduced benefit payments for early retirement following age 55. Covered remuneration under the Retirement Plan is an employee's salaries, wages, or other regular payments from the Bank, including commissions, overtime pay, bonuses and any other taxable compensation.

      The estimated annual pension benefits for the Bank's executive officers are based upon continuation of employment from December 31, 1999, at the salary then in effect, to retirement date. In addition, Non-Retirement Plan benefits are payable to Messrs. Witty and Hertz (under Board resolutions of November 17, 1981, March 24, 1987 and April 28, 1988, which specified respective base dollar amounts to be increased annually by 9%) in the amount of $137,024 and $33,427, respectively, and Non-Retirement Plan benefits are payable to James G. Lawrence and William J. Cardew in the amount of

$100,000 each per year, and to Spencer B. Witty in the amount of $50,000 per year, for 15 years guaranteed after retirement. Further, each of Messrs. Witty, Hertz and Cardew would receive an annual benefit of $13,200, and Mr. Lawrence an annual benefit of $14,000, under the Directors' Plan, upon termination of their service as a Director.

      Stock Option Grants. The Company maintains an incentive and non-qualified Employees' Stock Option Plan within the meaning of the Internal Revenue Code of 1986, as amended (the "Company Option Plan"). No options were granted to the named executive officers in 1999.

      Option Value Table. The following table shows information concerning (i) options exercised during 1999 and (i) the value at December 31, 1999 of unexercised stock options granted to the named executive officers.

                 Aggregated Option Exercises in Last Fiscal Year
                       and December 31, 1999 Option Values

                                                           Number of Unexercised         Value of Unexercised
                                                                 Options at             In-the-Money Options at
                                                             December 31, 1999           December 31, 1999 (1)
                                                        ---------------------------   ---------------------------
                                Shares
                               Acquired       Value
            Name              on Exercise    Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
            ----              -----------    --------   -----------   -------------   -----------   -------------
James G. Lawrence........       12,000       $144,000      17,000           0           $207,145          0
Spencer B. Witty.........       10,000        124,620      38,000           0            463,030          0
William J. Cardew........            0              0           0           0                  0          0
Rudolf H. Hertz..........       11,456        140,659           0           0                  0          0
Stephen A. Barrow........       10,000        122,100      12,000           0            140,220          0

-------------
(1) Computed by deducting option exercise price from the $17.125 closing market price of the Common Stock at December 31, 1999. Except for the options owned by Mr. Barrow which have an exercise price of $5.44 per share, all of the options in the table have an exercise price of $4.94 per share.

   COMPENSATION AND OPTION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

      Objectives

      The Bank's compensation policies and procedures have historically been aligned with the Bank's conservative traditions. The Bank seeks to compensate its executive officers (including the named executive officers) in a manner which is:

      (i)   consistent  with  the  Bank's   conservative   traditions  and  cost
            structure;

      (ii) sufficient to attract and retain key executives critical to the success of the Bank;

      (iii) reflective of current performance of both the individual officer and the Bank; and

      (iv)  remuneration  of  successful   long-term  strategic  management  and
            enhancement of shareholder values.

      Components of Compensation

      The Compensation and Option Committee (the "Committee") approves the design of, assesses the effectiveness of, and administers the executive compensation programs of the Bank in support of stockholder interests. The key elements of the Bank's executive compensation program are base salary, annual incentives and long-term incentive compensation. These key elements are addressed separately below. In determining each component of compensation, the Committee considers all elements of an executive's total compensation package.

      Base Salary

      The Committee regularly reviews each executive's base salary. Base salaries are not necessarily compared to other institutions, although market rates for comparable executives with comparable responsibilities are considered in some cases. Base salaries are adjusted by the Committee to recognize varying levels of responsibility, experience, breadth of knowledge, internal equity issues, as well as external pay practices. Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to the Bank.

      Mr. Lawrence, Chief Executive Officer of the Bank, received an increase in base salary of $50,000, to a total of $360,000, during 1999.

      Annual Incentives

      The annual incentive program promotes the Bank's pay-for-performance philosophy by providing the Chief Executive Officer and other executive officers with direct financial incentives in the form of annual cash bonuses to achieve corporate and, in some cases, individual performance goals. Annual bonus opportunities allow the Bank to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals.

      A bonus in the amount of 12.5% of annual average salary was paid to all officers of the Bank (a total of 80 persons) in 1999. This percentage has remained the same for many years. In addition, the Bank has an incentive compensation bonus plan for the named executive officers which provides additional compensation at pre-determined levels if the Bank's pre-tax earnings (excluding securities gains) exceed certain targets. At the beginning of 1999, the Committee established specific corporate goals relating to the Bank's pre-tax earnings (excluding securities gains). Eligible executives were assigned threshold, target and maximum bonus levels based on a percentage of base salary. The incentive compensation bonus for each of the named officers is shown in under "EXECUTIVE COMPENSATION - Summary Compensation Table - Annual Compensation - Bonus" above.

      Long-Term Incentives

      In keeping  with the  Bank's  commitment  to provide a total  compensation package which includes at-risk components of pay, long-term incentive compensation comprises a significant portion of the value of an executive's total compensation package. When awarding long-term grants, the Committee considers an executive's level of responsibility, prior compensation experience, historical award data, and individual performance criteria. Long-term incentives are in the form of stock options awards under the Bank's Option Plan.

      Stock options are granted at an option price which is the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates. This design focuses executives on the creation of stockholder value over the long term. The size of stock option grants is based on competitive practice, individual performance factors and historical award data. No stock option grants were made to the named executive officers in fiscal 1999.

      Conclusion

      The Committee believes these executive compensation policies and programs serve the interests of the Bank and its stockholders effectively. The various compensation vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Bank's overall future success, thereby enhancing the value of the Bank for the stockholders' benefit.

      We will continue to monitor the effectiveness of the Bank's total compensation program to meet the current and future needs of the Bank.

      Members of the Compensation and Option Committee:

                           Charles J. Baum, (Chairman)
                                Robinson Markel,
                Paul Meyrowitz, Alan Mirken, Mitchell J. Nelson,
           Leonard Schlussel, Charles I. Silberman and Marcia Toledano

                             STOCK PERFORMANCE GRAPH

      The chart below compares cumulative total returns over the last five years for the Company's Common Stock and stocks in the NASDAQ Stock Market Index (U.S. Companies), the SNL $1--$5 billion Banks Index and the NASDAQ Bank Stocks Index. Comparisons assume reinvestment of dividends and are adjusted for stock splits. The SNL index is included for the first time because the Company proposes to use it instead of the NASDAQ Bank Stocks Index in the future. The Company believes the SNL index provides a better comparison because it consists entirely of banks whose total assets are comparable to those of the Bank, while the NASDAQ Banks Stocks Index includes banks having both substantially larger and substantially smaller total assets.

                Comparison of Five Year Cumulative Total Returns
                        Merchants New York Bancorp, Inc.
      NASDAQ Stock Market, SNL $1--$5 billion Banks and NASDAQ Bank Stocks

[The following information was depicted as a line chart in the printed material]

--------------------------------------------------------------------------------
                                     Legend

Symbol    Index Description:                          12/30/94     12/29/95     12/31/96     12/31/97     12/31/98     12/31/99
------    ------------------                          --------     --------     --------     --------     --------     --------
          MERCHANTS NEW YORK BANCORP                   100.0        128.4        138.1        368.6        324.7        315.4

          Nasdaq Stock Market (US Companies)           100.0        141.3        173.9        213.1        300.2        542.4

          Nasdaq Bank Stocks                           100.0        149.0        196.7        329.4        327.1        314.4
          SIC 6020-6029, 6710-6719 US & Foreign

          SNL $1--$5 billion Banks                     100.0        134.5        174.3        290.7        290.1        266.6

A. The lines represent index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading days is used.

D.    The index level for all series was set to $100.00 on 12/30/94.

--------------------------------------------------------------------------------

      There can be no assurance as to future trends in the cumulative total return of the Company's Common stock or of the foregoing indices. The Company does not make or endorse any predictions as to future stock performance.

      From the inception of the Company's share repurchase program in August, 1996 through December 31, 1999, a total of 1,351,146 shares of Common Stock had been repurchased under the program, at a total cost of approximately $18,653,000. Of these, 494,986 shares were reissued upon exercise of employee stock options, and the Company received a total of approximately $6,082,000 in payment of option exercise prices. Under the program, the Company is authorized to repurchase up to approximately 2,000,000 shares of Common Stock. Unless reissued, repurchased shares are held in the Company's treasury and appear on the Company's financial statements as a reduction of stockholder equity. Treasury shares do not receive any dividends and are not voted at meetings of stockholders.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Any directors, officers or their associates or business affiliates who have loans outstanding with the Bank have these extensions of credit in the ordinary course of the Bank's business and on substantially the same terms as those prevailing at the time for comparable transactions with members of the general public, including interest rates and collateral. Such loans did not involve more than the normal risk of collectibility or present other unfavorable features.

      Robinson Markel, a director of the Company, is a partner in Rosenman & Colin LLP, which rendered legal services to the Company. Paul Meyrowitz, a director of the Company, is a partner in Simon, Meyrowitz and Meyrowitz LLP, which rendered legal services to the Company. Fees paid by the Company for these services did not exceed five percent of either firm's gross income.

      There are no family relationships among the nominees for directors, except that Messrs. Witty and Gould are grandfather and grandson.

                                  OTHER MATTERS

      The Board of Directors of the Company does not know of any matters other than those described in this proxy statement that will be presented for action at the meeting. If any other matters are properly brought before the Meeting, the persons named in the accompanying proxies will vote the shares represented by such proxies on such matters as instructed by the Board of Directors of the Company, who have instructed the proxies to vote in accordance with the proxies' own best judgment in the absence of express instruction from the Board.

      Independent Auditors and Accountants of the Company

      KPMG LLP are the Company's independent auditors and have been the Bank's auditors since 1982. Freeman & Davis LLP prepares the Bank's and the Company's corporate income tax returns and have been with the Bank since 1975. It is the Company's intent to continue the services of both accounting firms for 2000. Representatives of both accounting firms will be present at the Meeting and will have the opportunity to make a statement, if they wish, and to respond to appropriate questions from stockholders.

      Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended.

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own 10% of the Company's Common Stock (the "Reporting Persons"), to file reports regarding their Company Common Stock ownership and changes in ownership with the SEC. Based solely on a review of the copies of such forms furnished to the Company and written representations from certain of the Reporting Persons, the Company believes that during 1999, the Reporting Persons complied with all Section 16(a) reporting requirements applicable to them.

      Stockholder Proposals

      Any stockholder who wishes to submit a proposal for the 2001 Annual Meeting of Stockholders of the Company should submit the proposal to the Company by November 24, 2000.

                                       By the order of the Board of Directors

                                       /s/ Spencer B. Witty
                                       -----------------------------------------
                                       Spencer B. Witty
                                       Chairman of the Board

                                       /s/ James G. Lawrence
                                       -----------------------------------------
                                       James G. Lawrence
                                       President and Chief Executive Officer

NEW YORK, NEW YORK
March 24, 2000

PROXY                      MERCHANTS NEW YORK BANCORP                      PROXY
                  ANNUAL METING OF STOCKHOLDERS -- MAY 2, 2000

This proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Harold N. London and David H. Meyrowitz, or either of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in Merchants New York Bancorp, Inc. (the "Company") at the Annual Meeting of Stockholders or any adjournment thereof, as instucted below.

Proposal One: Election of Directors

Nominees
Charles J. Baum, William J. Cardew, Eric W. Gould, Rudolf H. Hertz, James G. Lawrence, Robinson Markel, Paul Meyrowitz, Alan Mirken, Mitchell J. Nelson, Leonard Schlussel, Charles I. Silberman, Marcia Toledano and Spencer B. Witty.

Instructions: Mark one of the boxes below. If withholding authority to vote for any individual nominee, place an "x" in the appropriate box and place a line through the relevant nominee's name above.

[ ] FOR ALL NOMINEES

[ ] TO WITHHOLD ALL NOMINEES

[ ] FOR ALL NOMINEES, EXCEPT AS NOTED


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THE SHARES  REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND
AS THE PROXIES DEEM ADVISABLE ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT, EACH DATED MARCH 24, 2000.

                                PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

                                DATED_____________________________________, 2000

                                ____________________________________________L.S.

                                ____________________________________________L.S.
                                (NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC.SHOULD SO INDICATE WHEN SIGNING, GIVING FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, EXECUTE IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF SHARES ARE HELD IN THE NAME OF TWO OR MORE PERSONS, ALL SHOULD SIGN.)